UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

Effective as of April 19, 2021, Brian Cabrera was appointed Chief General Counsel & Legal Compliance Officer of Quantum Corporation (“Quantum”).

Mr. Cabrera, age 56, most recently served as the Assistant United States Attorney from October 2018 to April 2020 and as Special Assistant United States Attorney from October 2017 to October 2018 in the Office of the United States Attorney, Northern District of California. From [May] 2014 to [June] 2017, Mr. Cabrera served as Senior Vice President & General Counsel of NVIDIA Corporation. Prior to NVIDIA, Mr. Cabrera served as General Counsel and Corporate Secretary, Chief Ethics & Compliance Officer of Synopsys, Inc. from 2006 to 2014. From 1999 to 2006, Mr. Cabrera served as Senior Vice President, Operations, General Counsel and Corporate Secretary of Callidus Software, Inc. Prior to Callidus Software, Mr. Cabrera held various legal positions with PeopleSoft, Inc., Netscape Communications Corporation, Silicon Graphics and Bronson, Bronson & McKinnon.

Mr. Cabrera entered into an offer letter of employment dated April 19, 2021 with Quantum, pursuant to which he will receive an annual base salary of $360,000 and be eligible to receive an annual target bonus equal to 50% of his base salary. Mr. Cabrera will also receive 175,000 restricted stock units, which will vest in three equal installments on each anniversary of the grant date, subject to continued employment. Mr. Cabrera will also be eligible to participate in Quantum’s Change of Control Program and will become a party to Quantum’s standard Amended and Restated Change of Control Agreement, a copy of which is on file with the Securities and Exchange Commission. In addition, if Mr. Cabrera (a) is involuntary terminated other than for cause (and other than due to his death or disability), and (b) the termination of his employment occurs outside of a change of control, he will be entitled to six months of his then-annual base salary and, if he elects continuation coverage under COBRA, up to six months of COBRA benefits. If the involuntary termination, other than for cause, occurs outside of change of control and before April 26, 2021, Mr. Cabrera will also receive six months of accelerated vesting of his restricted stock units. Mr. Cabrera will be eligible to participate in Quantum’s other benefits plans.

Mr. Cabrera has no family relationships with any director, executive officer, or person nominated or chosen by Quantum to become a director or executive officer of Quantum. Mr. Cabrera is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Cabrera’s appointment is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 19, 2021
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

April 22, 2021	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer
(Principal Financial Officer)